UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2005

Santander BanCorp
(Exact name of registrant as specified in its charter)
Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
207 Ponce de León Avenue, San Juan, Puerto Rico		00917
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (787) 756-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Santander BanCorp

Current Report on Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 16, 2005, the Board of Directors of Santander BanCorp (the "Corporation") adopted, subject to shareholder approval, the 2005 Employee Stock Option Plan (the "2005 Option Plan"). At the 2005 Annual Meeting of Stockholders of the Corporation held on April 28, 2005, the shareholders of the Corporation approved the adoption of the 2005 Option Plan.

Under the 2005 Option Plan, 500,000 shares of common stock of the Corporation, subject to adjustment for stock splits, recapitalizations and similar events, will be available for use. The shares are to be made available from authorized but unissued shares of common stock or treasury stock. Pursuant to the terms of the 2005 Option Plan, any employee of the Corporation (including officers and directors who are also employees), or of any of its subsidiaries, is eligible to participate in the 2005 Option Plan. The selection of individuals eligible to participate is within the discretion of the Committee (as defined below).

The 2005 Option Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by the Board of Directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee has general authority to administer the plan, including the authority to determine the form of the option agreements to be used under the plan, and the terms and conditions to be included in such option agreements, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors.

The 2005 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and as "incentive stock options" under Section 422 of the U.S. Internal Revenue Code of 1986, as amended ("ISOs"), or "non-statutory stock options" ("NSOs"). The Committee will designate in its discretion those employees of the Corporation (including officers and directors who are also employees) and its subsidiaries who may participate in the 2005 Option Plan.

Unless previously terminated, the 2005 Option Plan will terminate on March 16, 2015, the tenth anniversary of the effective date of the 2005 Option Plan. Options may not be granted under the 2005 Option Plan after such date. Awards granted prior to a termination of the 2005 Option Plan shall continue in accordance with their terms following such termination. No amendment, suspension, modification or termination of the 2005 Option Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

Under the 2005 Option Plan, upon the occurrence of certain "change of control" transactions involving the Corporation, all options then outstanding under the 2005 Option Plan become immediately exercisable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005

Santander BanCorp

By:	/s/ María Calero Padrón
Name:	María Calero Padrón
Title:	Executive Vice President and
Corporate Comptroller

98565.1